Exhibit 10.49

            EMPLOYEE NON-COMPETITION, NON-SOLICITATION, CONFIDENTIAL
                      INFORMATION AND INVENTIONS AGREEMENT

      This Agreement is made and entered into by and between Osteotech, Inc. ("Osteotech"), a Delaware corporation having its principal place of business at 51 James Way, Eatontown, New Jersey, and the undersigned Employee. For purposes of this Agreement, the term "Osteotech" shall include all current and future parent, subsidiary or affiliate companies. In consideration of Employee's employment, or continued employment, with Osteotech and/or any and all wages and/or other compensation paid and training and instruction provided to Employee in the course of such employment, it is agreed as follows:

      1. From the date of this Agreement, through the term of Employee's employment, and for a period of twelve (12) months, or up to eighteen (18) months should Employee continue to receive termination payments, following the voluntary or involuntary termination of Employee's employment with Osteotech for any reason, Employee will not, on Employee's own behalf or on behalf of any other person, partnership, corporation or other entity, directly or indirectly:

      (a) engage by any means in any business which is competitive with the business of Osteotech (as an employee, proprietor, partner, agent, consultant or otherwise) within any country in which Osteotech transacts business or sells its products or services;

      (b) solicit or accept business in competition with Osteotech from any existing customer of Osteotech or any prospective customer of Osteotech which Employee learned of by virtue of Employee's employment with Osteotech;

      (c) recruit or hire any employee, consultant, sales agent or sales agent representative of Osteotech; or

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      (d)   directly or indirectly encourage or assist any director, officer, employee, agent, consultant, sales agent, sales agent representative, customer or supplier of Osteotech to terminate or alter his/her/its relationship with Osteotech.

      2. Employee acknowledges and agrees that the scope of each of the covenants contained herein are reasonable and necessary to protect the legitimate business interests of Osteotech. Employee and Osteotech agree that, in the event of a breach of this Agreement by Employee, Osteotech would be seriously damaged although the amount of damages sustained by Osteotech would be difficult to ascertain. Therefore, in the event of a breach, Osteotech shall have the right to obtain an injunction or other appropriate equitable relief, and to seek all other appropriate legal remedies, including damages. Moreover, the twelve (12) month period referred to in the preceding paragraph shall be extended for a period equal to the duration of any breach of Employee's obligations pursuant to this Agreement. Provided Osteotech prevails in any legal action brought against Employee, Osteotech shall also be entitled to recover from Employee reasonable costs and attorney's fees that it may incur in connection with any legal action brought by Osteotech to enforce any provision of this Agreement.

      3. Employee shall notify any prospective employer, in writing, of the existence of this Agreement, and provide a copy of such written notice to the Human Resources Department of Osteotech. Employee consents to the disclosure of this Agreement by Osteotech to prospective and future employers of Employee.

      4. Employee will serve Osteotech's best interests loyally and diligently throughout the term of employment. Throughout the term of employment, and at all times thereafter, Employee will not disclose to any person, firm, corporation or entity (except as authorized by Osteotech) any confidential information relating to Osteotech's business, including without limitation, information relating to trade secrets, business methods, products, processes,


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

procedures, development or experimental projects, suppliers, customer lists or the needs of customers or prospective customers. Employee will not use such information for any purpose other than to do his or her job for Osteotech and at no time, either during his or her employment or anytime after such employment ends, shall Employee use such information for Employee's own purpose or for the purpose of any person, firm, corporation or entity, except Osteotech.

      5. Employee will promptly disclose to Osteotech for its sole use and benefit any and all inventions, improvements, technical information, discoveries and suggestions relating in any way to the business, products or actual or anticipated research of Osteotech (whether patentable or not), which Employee may develop, acquire, conceive or reduce to practice while employed by Osteotech, either alone or in collaboration with others, or resulting from any work performed by Employee for Osteotech, whether or not during usual working hours (the "Inventions"). Employee will assign to Osteotech all right, title and interest in and to the Inventions, together with all patent applications (including divisionals, continuations and continuations-in-part), letters patent, copyright applications and registrations, and all reissues and renewals therefor, that may at any time be filed or issued for the Inventions. In connection therewith:

      (a) Employee will, without charge, but at the expense of Osteotech, promptly execute and deliver all documents as may be necessary or proper in the opinion of Osteotech to vest in Osteotech all right, title and interest in and to the Inventions, and all patent applications (including divisionals, continuations and continuations-in-part), letters patent, copyrights applications and registrations, reissues and renewals therefor, and to enable Osteotech to obtain and maintain its right, title and interest in and to the Inventions throughout the world; and

      (b) Employee will, at the expense of Osteotech (including reasonable payment by Osteotech for Employee's time in the event Employee is not then in Osteotech's employ), do all such acts and render such assistance as Osteotech may require or request in connection with the prosecution or maintenance of any patent applications (including divisionals, continuations and continuations-in-part), letters patent, copyright applications or registrations, all reissues or renewals obtained therefor, or any other forms of protection sought or obtained for the Inventions, and in connection with the defense or prosecution of any controversy


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

            or legal or administrative proceedings involving or relating to the Inventions, throughout the world.

      6. Employee acknowledges that nothing contained in this Agreement is intended to create or imply a contract for either employment or for the provision of any benefit for any particular length of time. Employee's employment with Osteotech shall be at will. Employee has the right to terminate his or her employment at any time and for any reason, and Osteotech has the same right, to the extent not prohibited by law, with or without cause or notice.

      7. Any failure by Osteotech to exercise any of its rights under this Agreement in the event of any breach of this Agreement by Employee shall not be construed as a waiver of any such breach or act to prevent Osteotech from requiring strict compliance with the terms of this Agreement.

      8. If any provision of this Agreement or compliance by any of the parties with any provision of this Agreement constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, shall be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, said provision, to the extent that it is in violation of law, unenforceable or void, shall be deemed severable from this Agreement, which will remain binding on the parties. This Agreement shall be interpreted in accordance with the laws of the State of New Jersey, without regard to conflicts of law principles. Venue for the adjudication of any disputes arising out of this Agreement shall be in the State of New Jersey.

      9. This Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.


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

      10. This Agreement constitutes the entire and exclusive agreement between Employee and Osteotech pertaining to the subject matter hereof, and supercedes and replaces any earlier agreements between the parties pertaining to the subject matter hereof.

      11. This Agreement and all terms hereof may not be changed, waived, discharged, or terminated orally, but only by a writing signed by Employee and the President of Osteotech or his designee.

         OSTEOTECH, INC.                               EMPLOYEE


By: _______________________                   By:_______________________
    Richard W. Bauer                             Sam Owusu-Akyaw
    Chief Executive Officer

Date: July 2, 2004                            Date: July 2, 2004
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